SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 18, 2009

Date of Report

December 16, 2009

(Date of earliest event reported)

NextFit, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53218	87-0672359
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

235 West Sego Lily Drive, 2nd Floor, Sandy, Utah 84070

 (Address of principal executive offices, including zip code)

(801) 990-1992

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01

Entry into a Material Definitive Agreement.

Amendment to License and Distribution Agreement

On December 16, 2009 the Company, as licensee, and NextFitness, Inc. (the “Licensor”), as licensor, entered into an amendment (the “Amendment”) to their original License and Distribution Agreement dated March 4, 2009 (the “Original Agreement”).  Pursuant to the Amendment, the parties acknowledged that substantial payments of amounts due by the Company to Licensor as license fees under the Original Agreement have been paid.  The parties agreed to further modify the Original Agreement to extend the term of repayment to March 31, 2010.  Prior to the new due date, the Company and Licensor will exercise commercially reasonable efforts to complete an accounting of all payments made by the Company to Licensor under the Original Agreement, and the balance due pursuant to the Amendment shall be determined based upon the completed accounting.

All other provisions of the Original Agreement, as previously amended to date, will remain in full force and effect.  A copy of the Amendment is attached to this Report as Exhibit 10.1.

Background

On March 4, 2009, the Company entered into the Original Agreement with Licensor for the right to market and sell the NextFit KeyChain Trainer and associated Service.  The NextFit Keychain Trainer and associated Service combine technology, expert coaching, and music to motivate people to reach their fitness goals.  The Nextfit Keychain Trainer, a training and fitness aid, is a proprietary portable media player, which plugs into a USB port on any internet-connected computer to download fitness workouts, providing access to the NextFit Service, with dozens of coaches and millions of possible workouts, specially tailored to individual Subscribers.  The Keychain Trainer fits in a pocket or purse, and subscribers plug in the included headphones, press play on the Keychain Trainer, and listen as their personal trainers guide them to their fitness goals.

The Original Agreement calls for a license fee to be paid as follows:  issuance of 600,000 Class A Preferred Stock of the Company, issuance of 600,000 Class B Preferred Stock of the Company, $800,000 payable in the form of a Promissory Note, and further payments of $800,000, $300,000, $200,000 and $200,000.  In addition, the Company must pay to Licensor $2.00 for every subscriber each month, excluding a subscriber’s first month.

A further condition of the Original Agreement requires the Company to pay Tryant, LLC, an entity 50% owned and controlled by Jeff Jenson, President of the Company, the sum of $475,000 for consulting services and indemnification.

On March 31, 2009, the Company and Licensor modified the terms of the Original Agreement regarding the payment schedule, by extending each payment on the payment schedule included in Section 1(g)(v) for an additional thirty (30) days.

On May 1, 2009, the Company and Licensor negotiated an agreement whereby Licensor agreed to no longer, as of said date, offer the NextFit services to any new customers, in exchange for payment by the Company of an additional $300,000 license fee, and further modification of the Original Agreement regarding the payment schedule as follows:

“(v) monthly payments of $1,100,000 in May, 2009; $300,000 in June 2009; $200,000 in July 2009; and $200,000 in September 2009 for personnel contribution, services, facilities, intellectual property and database access, and other contributed material and introduction requested by License and that will be provided by Licensor in order to assist Licensee in exploiting the Application IP, the Keychain Trainer Distribution Rights, and the Trade IP according to the terms of this Agreement, which monthly payments shall be deemed to have started as of the Effective Date of this Agreement.”

As described above, this payment schedule has been further amended by the Amendment described herein.

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit No.

Title

10.1

Extension Agreement Re Exclusive License and Distribution Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTFIT, INC.

/s/ Jeff Jenson

Jeff Jenson, President

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